Exhibit 99.2

Terayon to Report Fourth Quarter and Full Year 2004 Financial Results on February 9

     Santa Clara, California – January 13, 2005 – Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of digital video and content access solutions, today announced that it plans to report its financial results for the fourth quarter and full year 2004 after market close on Wednesday, February 9, 2005.

     Terayon will host a conference call to discuss its financial results at 2 p.m. PST (5 p.m. EST) on February 9, 2005. A listen-only broadcast of the call may be accessed on Terayon’s website at www.terayon.com/investor, or by dialing 866-541-2081 (U.S.) or 630-424-2081 (international), and referencing access code 10742620.

     A replay of the conference call will be available beginning at approximately 4 p.m. PST on February 9, through March 11, 2005, at the same website address or by dialing 877-213-9653 (U.S.) or 630-652-3041 (international). The access code for the telephonic replay is 10742620.

About Terayon

     Terayon Communication Systems, Inc. provides digital video and content access solutions for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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Investor Contact:	Press Contact:
Kristin Stokan	Rebecca West
Terayon Director, Finance	AtomicPR
(408) 486-5206	(415) 703-9454
kristin.stokan@terayon.com	rebecca@atomicpr.com

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.